Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-287105) pertaining to the 2025 Performance Incentive Plan of Starz Entertainment Corp. of our report dated June 26, 2025, with respect to the combined financial statements of the Starz Business of Lions Gate Entertainment Corp. included in this Annual Report (Form 10-K) for the year ended March 31, 2025.

/s/ Ernst & Young LLP

Denver, Colorado
June 26, 2025